Exhibit 10.8

Unsecured Convertible Promissory Noteholder Consent and Conversion Agreement

This UNSECURED CONVERTIBLE PROMISSORY NOTEHOLDER CONSENT AND CONVERSION AGREEMENT (this “Agreement”) is entered into as of [__________], 2026 (the “Effective Date”), by and among FireFly Robotics, Inc., a Delaware corporation (the “Company”), and the holders (each, a “Holder” and together, the “Holders”) of the Company’s Unsecured Convertible Promissory Notes listed on Schedule A (the “Notes”).

WHEREAS

The Company issued the Notes to the Holders on the dates and in the aggregate principal amounts set forth on Schedule A;

The Notes provide for automatic conversion upon a Forced Conversion Event, which is defined in the Notes as an underwritten public offering of the Company’s common stock, par value $0.001 per share (“Common Stock”), which raises at least $10 million in gross proceeds;

The Company intends to list its Common Stock The Nasdaq Stock Market (the “Exchange”) through a Direct Listing (as defined below) rather than an underwritten initial public offering and the Direct Listing would not be deemed a Forced Conversion Event.

Under Section 5(e) of the Notes, the Notes may be amended, and compliance with their terms waived, with the written consent of the Company and the Holder; and

The Company and the Holders wish to amend the Notes so that they automatically convert into Common Stock in connection with a Direct Listing on the terms below.

NOW, THEREFORE, in consideration of the mutual agreements below and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. Definitions

Capitalized terms used but not defined in this Agreement have the meanings given in the Notes. In addition:

“Direct Listing” means the initial listing of the Common Stock on the Exchange without a firm-commitment underwritten offering, pursuant to a registration statement filed under the Securities Act of 1933 registering resales of Common Stock by existing stockholders (the “Registration Statement”).

“Listing Date” means the date on which the Common Stock first trades on the Exchange in connection with the Direct Listing.

“Conversion Time” means the time immediately prior to the Effectiveness of the Registration Statement.

“Conversion Shares” means the shares of Common Stock issued upon conversion of the Notes under this Agreement.

“Termination Date” means March 31, 2027.

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2. Agreement to Convert; Amendment and Waiver

2.1 Direct Listing as Conversion Event. Each Note is amended so that a Direct Listing is treated as a Forced Conversion Event for all purposes of the Note. Effective at the Conversion Time, and without any further action by any Holder, the entire outstanding principal amount of each Note, together with all accrued and unpaid interest, will automatically convert into Conversion Shares as provided in Section 3.

2.2 Binding Effect on All Holders. This Agreement constitutes an amendment and waiver under Section 5(e) of the Notes. Upon execution by the Company and the Holders, it binds the holder of a Note.

2.3 Lock-Up. Each Holder hereby acknowledges that it will execute a lock-up agreement having a lock-up period of 12 months, subject to certain leak-out conditions.

3. Conversion Mechanics

3.1 Issuance. The Company will issue the Conversion Shares in book-entry form on its stock ledger or through its transfer agent effective as of the Conversion Time. The Conversion Shares are issued in exchange for the Notes in reliance on Section 3(a)(9) of the Securities Act.

3.2 Cancellation of Notes. At the Conversion Time, each Note will be cancelled and extinguished and will represent only the right to receive the Conversion Shares and any cash for fractional shares.

3.3 Registration and Tradability. The Company will use commercially reasonable efforts to ensure that, on the Listing Date, the Conversion Shares are either registered for resale under the Registration Statement for the Direct Listing or otherwise eligible for resale under Rule 144, subject to applicable law.

4. Representations and Warranties

4.1 By Each Holder. Each Holder represents to the Company, as to itself only, that:

(a) it has full power and authority to enter into and perform this Agreement, which is its valid and binding obligation;

(b) it is the sole record and beneficial owner of its Note, free of any lien, pledge, or other encumbrance, and has not transferred any interest in it;

(c) it is an “accredited investor” as defined in Rule 501(a) under the Securities Act; and

(d) it has had the opportunity to review the Company’s public filings relating to the Direct Listing and to ask questions of the Company, and has consulted its own advisors as it deems appropriate.

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4.2 By the Company. The Company represents to each Holder that:

(a) it has full corporate power and authority to enter into and perform this Agreement and is its valid and binding obligation; and

(b) the Conversion Shares, when issued under this Agreement, will be duly authorized, validly issued, fully paid, and nonassessable, and the Company has reserved sufficient authorized Common Stock for their issuance.

5. Termination

5.1 This Agreement will terminate automatically, without further action, upon the earliest of: (a) the Termination Date, if the Listing Date has not occurred by then; (b) written notice from the Company to the Holders that its Board of Directors has abandoned the Direct Listing; or (c) the conversion or repayment of the Notes under their original terms.

5.2 Upon termination under Section 5.1(a) or (b), this Agreement will have no further effect and the Notes will continue in full force under their original terms, as if this Agreement had never been signed.

6. Miscellaneous

6.1 Notes Otherwise Unchanged. Except as expressly amended here, the Notes remain in full force and effect. If this Agreement conflicts with the Notes, this Agreement controls.

6.2 Transfers. No Holder will transfer its Note before the Conversion Time unless the transferee agrees in writing to be bound by this Agreement. This Agreement binds and benefits the parties and their permitted successors and assigns.

6.3 Further Assurances. Each party will sign and deliver any additional documents reasonably requested to carry out this Agreement, including any stock powers, investor questionnaires, or transfer agent forms.

6.4 Amendment. This Agreement may be amended or waived only in writing signed by the Company and the applicable Holder.

6.5 Entire Agreement; Severability. This Agreement, together with the Notes, is the entire agreement of the parties on its subject matter. If any provision is held unenforceable, the rest of this Agreement remains in effect.

6.7 Counterparts. This Agreement may be signed in counterparts, including by electronic signature or PDF, each of which is an original and all of which together are one instrument.

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IN WITNESS WHEREOF, the parties have signed this Unsecured Convertible Promissory Noteholder Consent and Conversion Agreement as of the Effective Date.

FIREFLY ROBOTICS, INC.

By:
Name:	[●]
Title:	[●]

[Signature Page to Unsecured Convertible Noteholders Consent and Conversion Agreement]

Holder

Signature:
Name:	James Bennett

Principal amount of Note held: $150,000

[Signature Page to Unsecured Convertible Noteholders Consent and Conversion Agreement]

Holder

Signature:
Name:	James Bennett

Principal amount of Note held: $49,358.84

[Signature Page to Unsecured Convertible Noteholders Consent and Conversion Agreement]

Holder

Signature:
Name:	Stephen F. Westover

Principal amount of Note held: $11,560

[Signature Page to Unsecured Convertible Noteholders Consent and Conversion Agreement]

Holder

Signature:
Name:	Jennifer Lynne Westover

Principal amount of Note held: $9,428.82

[Signature Page to Unsecured Convertible Noteholders Consent and Conversion Agreement]

Holder

Signature:
Name:	Dave Jorgensen

Principal amount of Note held: $100,000

[Signature Page to Unsecured Convertible Noteholders Consent and Conversion Agreement]

Schedule A

Notes

Holder	Note issue date	Principal amount ($)	Accrued interest as of [●] ($)
James Bennett	August 14, 2025	$100,000	[●]
James Bennett	August 14, 2025	$49,358.84	[●]
Stephen F. Westover	August 6, 2025	$11,560	[●]
Jennifer Lynne Westover	August 6, 2025	$9,428.82	[●]
Dave Jorgensen	July 22, 2025	$100,000	[●]

Schedule A